Exhibit VIII

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Second Amendment”) is made as of November 9, 2012 (the “Second Amendment Date”), among indiePub Entertainment, Inc., a Delaware corporation (formerly known as ZOO ENTERTAINMENT, INC.) (“indiePub Entertainment”), ZOO GAMES, INC., a Delaware corporation (“Zoo Games”), ZOO PUBLISHING, INC., a New Jersey corporation (“Zoo Publishing”), and INDIEPUB, INC., a Delaware corporation (“indiePub,” and, together with indiePub Entertainment, Zoo Games and Zoo Publishing, the “Borrowers”), and MMB HOLDINGS LLC, a Delaware limited liability company (the “Lender”).

Recitals

WHEREAS, the Borrowers have borrowed from Lender and Lender has lent to Borrower the principal sum of FIVE MILLION NINE HUNDRED EIGHTY ONE THOUSAND ONE HUNDRED AND TEN DOLLARS ($5,981,110) (plus capitalized interest as provided herein and therein) pursuant to that certain Loan and Security Agreement, dated as of March 9, 2012, as amended by that certain First Amendment thereto, dated as of July 30, 2012 (the “First Amendment”) (as further amended, restated, modified or supplemented from time to time, including by this Second Amendment, the “Loan Agreement”), and evidenced by that certain Secured Promissory Note, made as of March 9, 2012 by the Borrowers in favor of Lender (the “Initial Promissory Note”) and that additional Secured Promissory Note, made as of July 30, 2012 by the Borrowers in favor of Lender (the “Additional Promissory Note”);

WHEREAS, the Borrowers desire to borrow from Lender additional sums up to an aggregate amount not to exceed ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) for the purposes permitted under the Loan Agreement; and

WHEREAS, Lender is willing to make such additional loans up to an aggregate amount not to exceed ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000) as Drawdowns and upon the terms and conditions set forth herein (collectively, the “Second Additional Loans”).

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby covenant and agree as follows:

1. Defined Terms. Capitalized terms used but not defined in this Second Amendment shall have the meanings assigned to them in the Loan Agreement.

2. Amendments to Loan Agreement.

(a) The Loans. All references to the “Loans” in the Loan Agreement and herein shall include (x) the original loans from the Lender to the Borrowers pursuant to the Loan Agreement and evidenced by the Original Promissory Note in an aggregate principal amount as of the Second Amendment Date of FOUR MILLION THREE HUNDRED EIGHTY ONE THOUSAND ONE HUNDRED AND TEN DOLLARS ($4,381,110), plus capitalized interest as provided herein and therein (the “Original Loans”), (y) the additional loans from the Lender to the Borrowers pursuant to the First Amendment and evidenced by the Additional Promissory Note in an aggregate principal amount as of the Second Amendment Date of ONE MILLION SIX HUNDRED THOUSAND DOLLARS ($1,600,000), plus capitalized interest as provided herein and therein (the “Additional Loans”), and (z) the Second Additional Loans, plus capitalized interest as provided herein and therein. Subject to, and upon all of the terms and conditions set forth in the Loan Agreement and herein and in reliance on the representations and warranties set forth herein and therein, the Lender agrees to make the Second Additional Loans to the Borrowers as Drawdowns.

(b) Other Amendments to the Loan Agreement.

(i) The following definition set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

Remaining Drawdown Amount: as of any date of determination, the excess of (x) SIX MILLION ONE HUNDRED THIRTY ONE THOUSAND ONE HUNDRED AND TEN DOLLARS ($6,131,110) over (y) the sum of (i) the Factoring Agreement Rollover Advance, (ii) the Initial Advance and (iii) all Drawdowns.

(ii) Section 2.1(a)(iii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(iii) subject to the satisfaction of the conditions set forth in Section 3.2, the Lender shall make additional Loans to the Borrower from time to time (each such additional Loan, a “Drawdown”), up to an aggregate amount not to exceed THREE MILLION SEVEN HUNDRED SIXTEEN THOUSAND NINE HUNDRED FIFTY-TWO DOLLARS ($3,716,952) (the “Maximum Drawdown Amount”), which the Borrowers shall use solely for purposes approved by the Lender in its sole discretion.

3. Conditions Precedent to Second Additional Loans. The obligation of the Lender to make the Second Additional Loans as Drawdowns shall be subject to the satisfaction (or waiver in accordance with Section 9.2 of the Loan Agreement) on and as of the date of such Drawdown of (x) all of the conditions precedent set forth in Section 3.2 of the Loan Agreement with respect thereto, and (y) the receipt by the Lender of a promissory note, dated as of the Second Amendment Date substantially in the form of Exhibit A hereto, which shall evidence the Borrowers’ obligation to pay the principal of, interest on, and other amounts owing under the Second Additional Loans (the “Second Additional Promissory Note”) and which shall be (i) an original or facsimile (followed promptly by an original) unless otherwise specified, (ii) properly and duly authorized, executed and delivered by the signing Borrower and each other party thereto, (iii) in form and substance satisfactory to the Lender (in its sole discretion), and (iv) a “Loan Document” as such term is defined the Loan Agreement.

4. Representations and Warranties. Each of the Borrowers hereby jointly and severally represents, warrants and covenants to the Lender as of the Second Amendment Date and each Drawdown Date occurring after the Second Amendment Date that:

(a) all of the conditions specified in Section 3.2 of the Loan Agreement have been satisfied in respect of any Drawdown to be funded on such date;

(b) each of the Borrowers is Solvent, both before and after giving effect to each advance of the Loans (including the Second Additional Loans);

(c) no Material Adverse Effect has occurred since the Closing Date;

(d) no Default or Event of Default has occurred and is continuing; and

(e) (i) the aggregate gross assets of Zoo Europe are not in excess of €1,500, (ii) notwithstanding Section 6.3(a)(v) of the Loan Agreement, the Borrowers will, in the event gross assets of Zoo Europe exceed €1,500, promptly notify the Lender within two Business Days thereafter, (iii) promptly comply with the reasonable instructions of the Lender to ensure perfection of Lender’s security interest in that portion of the Collateral which is held by Zoo Europe, and (iv) within 5 Business Days of the Second Amendment Date, deliver to Lender certificates representing all Capital Stock of Zoo Europe, accompanied by undated stock powers duly executed in blank.

5. Capitalization of Interest. As of the Payment Date of June 30, 2012, aggregate accrued and unpaid interest on the Original Loan equaled $114,479.68 (the “First Payment Date Interest”), which was capitalized into the Loan Balance as Capitalized Interest pursuant to the First Amendment. As of the Payment Date of Pursuant to Section 2.3(b) of the Loan Agreement and effective as of June 30, 2012, the Lender hereby elects for all of the First Payment Date Interest to be capitalized into the Loan Balance as Capitalized Interest.

6. Reaffirmation. Each Borrower hereby (a) reaffirms, ratifies, confirms, and acknowledges its obligations under the Loan Agreement, and all the other Loan Documents, and agrees to continue to be bound thereby and perform thereunder, (b) agrees and acknowledges that all such Loan Documents and all of Borrower’s obligations thereunder are and remain in full force and effect and, except as expressly provided herein, have not been modified. Except as expressly provided herein, nothing in this Second Amendment shall alter or affect any provision, condition, or covenant contained in the Loan Agreement or other Loan Documents or affect or impair any rights, powers, or remedies of the Lender, it being the intent of the parties hereto that the provisions of the Loan Agreement and other Loan Documents shall continue in full force and effect except as expressly modified hereby. Without limiting the foregoing, each Borrower hereby confirms that the Borrowers’ obligations with respect to the Second Additional Loan and the Second Additional Promissory Note constitute Obligations secured by the Collateral.

7. Miscellaneous.

(a) Controlling Provisions. In the event of any inconsistencies between the provisions of this Second Amendment and the provisions of any other Loan Document, the provisions of this Second Amendment shall govern and prevail. Except as expressly modified by this Second Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

(b) Counterparts; Integration; Effectiveness. This Second Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Second Amendment and the other Loan Documents constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 3 hereof, this Second Amendment shall become effective when it shall have been executed by the Borrowers and the Lender. Delivery of an executed counterpart of a signature page of this Second Amendment by telecopy or by e-mail of a PDF or similar electronic image file shall be effective as delivery of a manually executed counterpart of this Second Amendment.

(c) Severability. Any provision of this Second Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(d) Further Assurances. At Lender’s request, Borrower shall promptly execute any other document or instrument and/or seek any consent or agreement from any third party that Lender reasonably determines is necessary to evidence or further, or is otherwise relevant to, the intent of the parties, as set forth in this Second Amendment, provided that the same shall not result in a decrease of the rights of Borrower or result in an increase in Borrower’s obligations under the Loan Documents.

(e) GOVERNING LAW. PURSUANT TO SECTION 9.9 OF THE LOAN AGREEMENT, THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

(f) No Third Parties Benefited. This Second Amendment is made and entered into for the sole protection and legal benefit of the Borrowers and Lender and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Second Amendment or any of the other Loan Documents.

[THE SIGNATURES ARE ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first written above.

BORROWERS:

INDIEPUB ENTERTAINMENT, INC.

By:	/s/ Mark Seremet
	Name:	Mark Seremet
	Title:	Chief Executive Officer and President

ZOO GAMES, INC.

By:	/s/ Mark Seremet
	Name:	Mark Seremet
	Title:	Chief Executive Officer and President

ZOO PUBLISHING, INC.

By:	/s/ Mark Seremet
	Name:	Mark Seremet
	Title:	Chief Executive Officer and President

INDIEPUB, INC.

By:	/s/ Mark Seremet
	Name:	Mark Seremet
	Title:	Chief Executive Officer and President

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first written above.

LENDER:

MMB HOLDINGS LLC

By:	MOJOBEAR CAPITAL LLC, its managing member

By:	/s/ David E. Smith
	Name:	David E. Smith
	Title:	Managing Member